Exhibit 10.19
Summary of the Registrant's Compensatory Arrangements with Executive Officers

Name and Title     Base Salary for 2012

F. Thomson Leighton      $1*
Chief Executive Officer

James Benson    $400,000**
Chief Financial Officer

Melanie Haratunian    $400,000*
Executive Vice President and General Counsel

Robert Hughes    $500,000*
President - Worldwide Operations

Rick McConnell    $500,000*
President - Products and Development

*Effective January 1, 2013
**Effective April 1, 2013